Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Nutrien Ltd

Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	5/29/2026

Reporting Entity ESTMA Identification Number	E180886		Original Submission
Amended Report

Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E223738 Potash Corporation of Saskatchewan Inc., E980981 Nutrien (Canada) Holdings ULC, E796540 Agrium Potash Ltd.

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the
ESTMA
, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Mark Thompson				Date	5/27/2026

Position Title	EVP & Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name			Nutrien Ltd			Currency of the Report	USD
Reporting Entity ESTMA Identification Number			E180886
Subsidiary Reporting Entities (if necessary)	E223738 Potash Corporation of Saskatchewan Inc., E980981 Nutrien (Canada) Holdings ULC, E796540 Agrium Potash Ltd.
Payments by Payee
Country	Payee Name 1	Departments, Agency, etc... within Payee that Received Payments 2	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes 34
Canada	Government of Canada		143,260,000							143,260,000
Canada -New Brunswick	Government of New Brunswick		1,000,000	1,420,000	680,000					3,100,000
Canada -Saskatchewan	Government of Saskatchewan		359,200,000	59,140,000	2,830,000					421,170,000
Canada -Saskatchewan	Rural Municipality of Corman Park No. 344		3,950,000							3,950,000
Canada -Saskatchewan	Rural Municipality of Rocanville No. 151		6,430,000							6,430,000
Canada -Saskatchewan	Rural Municipality of Usborne No. 310		4,280,000							4,280,000
Canada -Saskatchewan	Rural Municipality of Vanscoy No. 345		4,030,000							4,030,000
Canada -Saskatchewan	Rural Municipality of Blucher No. 343		3,970,000							3,970,000
Canada -Saskatchewan	Saskatoon Tribal Council				220,000					220,000
Canada -Saskatchewan	Chacachas Treaty Corp				160,000					160,000
United States of America	State of Florida		2,450,000							2,450,000
United States of America	State of North Carolina				320,000					320,000
United States of America	Hamilton County, FL		4,620,000							4,620,000
United States of America	Beaufort County		6,050,000							6,050,000

Additional Notes:
4
This report is presented in United States dollars (“US Dollars”), which was determined to be the functional currency of the company and the majority of its subsidiaries. Payments made to Canadian payees in Canadian dollars were converted at the exchange rate applicable at the time of the payment, approximated using the daily exchange rate for the business day prior to the payment being recorded. The average annual exchange rate to convert payments incurred in Canadian dollars to US dollars was 0.72.

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2025	To:	12/31/2025

Reporting Entity Name	Nutrien Ltd					Currency of the Report	USD

Reporting Entity ESTMA Identification Number	E180886

Subsidiary Reporting Entities (if necessary)	E223738 Potash Corporation of Saskatchewan Inc., E980981 Nutrien (Canada) Holdings ULC, E796540 Agrium Potash Ltd.

Payments by Project

Country	Project Name 1	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes 23

Canada -Saskatchewan	Rocanville SK	6,740,000	16,650,000	370,000					23,760,000

Canada -Saskatchewan	Lanigan SK	4,330,000	15,750,000	300,000					20,380,000

Canada -Saskatchewan	Allan SK	3,300,000	11,800,000	370,000					15,470,000

Canada -Saskatchewan	Cory SK	4,170,000	8,770,000	210,000					13,150,000

Canada -Saskatchewan	Patience Lake SK	730,000	850,000	130,000					1,710,000

Canada -Saskatchewan	Vanscoy SK	16,650,000	5,320,000	430,000					22,400,000

Canada -Saskatchewan	New Brunswick	1,000,000	1,420,000	680,000					3,100,000

Canada	Corporate	489,200,000	-	1,400,000					490,600,000

United States of America	Aurora NC	6,050,000	-	320,000					6,370,000

United States of America	White Springs FL	7,070,000	-	-					7,070,000

Additional Notes 3 :

3
This report is presented in United States dollars (“US Dollars”), which was determined to be the functional currency of the company and the majority of its subsidiaries. Payments made to Canadian payees in
Canadian dollars were converted at the exchange rate applicable at the time of the payment, approximated using the daily exchange rate for the business day prior to the payment being recorded. The average annual exchange rate to convert payments incurred in Canadian dollars to US dollars was 0.72.